SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]   Preliminary Information Statement

[   ]   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]   Definitive Information Statement

                          Whole Living, Inc.

(Name of Registrant as Specified In Its Charter)

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WHOLE LIVING, INC.

972 North 1430 West

Orem, UT 85057

Telephone:  (801) 655-5500

INFORMATION STATEMENT

This information statement is being furnished by Whole Living, Inc., a Nevada corporation, to the holders of our common stock.  On October 27, 2006, our Board of Directors proposed that our articles of incorporation be amended to change the name of the corporation to “ForeverGreen Worldwide Corp.” and to create a class of preferred stock with 10,000,000 shares authorized.  On November 1, 2006 stockholders holding a majority of our common stock approved the Board’s proposal by written consent.  Accordingly, the corporate actions were approved by a majority of the issued and outstanding shares of our common stock in lieu of a special meeting of stockholders and no further votes will be needed.

This Information Statement is being mailed on or about November 20, 2006 to all stockholders of record at the close of business on the “Record Date”.  This Information Statement is being provided pursuant to the requirements of
Rule 14c-2 promulgated under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange
Act”).  The purpose of this Information Statement is to inform holders of our common stock entitled to vote or give an authorization or consent in regard to the action authorized by the written consent that the corporate action has been approved.  Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be effective until December
20, 2006, twenty days after the date this Information Statement is mailed to the stockholders.

You should carefully read the entire Information Statement to more fully understand these matters affecting the company.  If you have any questions regarding this information statement please contact:

Stockholder Relations

Whole Living, Inc.

972 North 1430 West

Orem, UT 85057

Telephone:  (801) 655-5500

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

THE TRANSACTION DISCUSSED IN THIS INFORMATION STATEMENT IS BEING PROVIDED FOR
INFORMATIONAL PURPOSES ONLY.

THIS INFORMATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY ANY SECURITIES.

INTRODUCTION

On October 27, 2006 we entered into a letter of intent to acquire ForeverGreen International, LLC (“ForeverGreen”).
In anticipation of the consummation of this acquisition our Board of Directors (the “Board”) proposed by resolution on October 27, 2006, that we file a certificate of amendment to our articles of incorporation to change the corporation’s name to “ForeverGreen Worldwide Corp.”  Our Board also proposed that we amend our articles to establish a class of preferred stock with 10,000,000 shares authorized.

Nevada Revised Statutes (“NRS”) 78.320 and our bylaws provide that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, if before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power.  NRS 78.350 provides that the record date is the first date on which a valid, written consent is delivered in accordance with NRS 78.320.  Accordingly, the record date for stockholders entitled to vote on these matters is November 1, 2006 (the “Record Date”).

On the Record Date we had 6,667,779 shares of common stock outstanding.  Whole Living stockholders holding
3,584,932 shares of common stock, or 53.8% of the voting power of the common stock, approved the proposed corporate actions described in more detail below.  After December 20, 2006 (twenty calendar days after the mailing date of this information statement), our executive officers will cause to be filed a certificate of amendment to our articles of incorporation that will effect the name change and establish the preferred stock.  Our executive officers will complete any other necessary procedures to effect the approved corporate actions.

ACTIONS APPROVED

CORPORATE NAME CHANGE

Whole Living, Inc. entered into a letter of intent on October 27, 2006 to acquire the remaining 77% equity interest of
ForeverGreen.  In January 2006 we acquired a 23% equity interest in ForeverGreen International, LLC, a private company (“ForeverGreen”).  ForeverGreen’s management team joined Whole Living’s management team and we consolidated the product line of Brain Garden, Inc., our wholly-owned subsidiary, with the product line of
ForeverGreen.  We also integrated our distributors into the ForeverGreen business model.

Pursuant to the letter of intent the companies will enter into an acquisition agreement and Whole Living will change its name to “ForeverGreen Worldwide Corp.”  Whole Living will file a certificate of amendment to our articles of incorporation to effect the name change.  A Nevada corporation must obtain stockholder approval to amend its articles of incorporation.  Accordingly, on October 27, 2006 our Board proposed that our stockholders approve the name change and on November 1, 2006 a majority of stockholders did so.

As a result of the corporate name change, we will be required to change the trading symbol for our common stock on the OTC Bulletin Board.

PREFERRED CLASS OF STOCK

Whole Living currently does not have a class of preferred stock.  Our Board proposed that we establish a class of preferred stock with 10,000,000 shares authorized.  To establish a preferred class we must amend our articles of incorporation, which requires stockholder approval.  The purpose of the preferred class is to grant preferential rights to certain persons for adequate consideration.  Our Board determined it was in Whole Living’s best interest at this time to create a preferred class of stock to be used to convert outstanding notes payable.  By converting the debt into preferred stock, our total liabilities will be decreased.  After the class of preferred stock is created, our Board may, from time to time, file certificates of designation of rights and preferences for a series of preferred stock.  The certificate of designation will establish the voting powers, designations, preferences, limitations, restrictions, conversion features and relative rights of each series.  The preferred stock may be issued for consideration as determined by the Board without any action from the stockholders.

Material Effects of Preferred Stock

The creation of a preferred class of stock does not have an immediate effect on stockholders of our common stock.
Each stockholder retains the same proportionate interest in Whole Living as he/she/it held prior to the establishment of the preferred stock.  However, when preferred stock is issued in the future, the preferential rights of the preferred stock must be satisfied before the holders of common stock are entitled to receive dividends or to participate pro rata in any distribution of assets available for distribution upon a liquidation of Whole Living.

Under certain circumstances any issuance of preferred stock may have the effect of delaying or preventing a change in control of the company by increasing the number of outstanding shares entitled to vote on the matter and by increasing the number of votes required to approve a change in control.  Shares of preferred stock could be issued that render more difficult or discourage an attempt to obtain control of the company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board to issue additional shares of preferred stock could discourage an attempt by a party to acquire control.  Such issuances could deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price of the common stock in a tender offer.

OTHER INFORMATION

DESCRIPTION OF SECURITIES

We are currently authorized to issue 100,000,000 shares of common stock, par value $.001 per share.  All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share of common stock entitles the holder:

•

to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders,

•

to participate equally and to receive any and all such dividends as may be declared by the Board of
Directors out of funds legally available; and

•

to participate pro rata in any distribution of assets available for distribution upon liquidation of Whole
Living.  Our stockholders have no preemptive rights to acquire additional shares of common stock or any other securities.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth the beneficial ownership of our management.  We are unaware of any person or group who beneficially owns more than 5% of our outstanding common stock.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to the shares of common stock shown as beneficially owned by them.  The percentage of beneficial ownership is based upon 6,667,779 shares of common stock outstanding as of the Record Date.

MANAGEMENT

Name and Address of

Number of Shares of

Percentage of

Beneficial Owners

Common Stock

Class

Ronald Williams

    1,000,000

15.0%

972 North 1430 West

Orem, UT 85057

Robert Reitz

         66,667

 1.0%

972 North 1430 West

Orem, UT 85057

Brenda Huang

         66,667

  1.0%

972 North 1430 West

Orem, UT 85057

All executive officers and

   1,133,334

17.0%

directors as a group

DELIVERY OF INFORMATION STATEMENT

For more detailed information about the company, including financial statements, you may refer to our recent Form
10-QSB for the period ended June 30, 2006 filed with the Securities and Exchange Commission.  This information
may be found at the SEC’s EDGAR database at www.sec.gov.   Our audited financial statements are contained in our
Form 10-KSB for the year ended December 31, 2005, also available at www.sec.gov.

Upon written or oral request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this information statement.  These documents will be provided by first class mail or other equally prompt means within one business day of the request.  Please make your request to the address or phone number below.

Only one information statement is being delivered to stockholders sharing an address unless contrary instructions have been received from one or more of those stockholders.  We will promptly deliver separate copies to a household of any stockholder who did not receive an individual copy and who requests a copy.  Please submit your request to:

Stockholder Relations

Whole Living, Inc.

972 North 1430 West

Orem, UT 85057

Telephone:  (801) 655-5500

By order of the Board of Directors,

/s/ Robert Reitz

Robert Reitz, Secretary

November 17, 2006